SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            October 20, 2003
                                                            ---------------

                              ENGLOBAL CORPORATION
             (Exact name of registrant as specified in its chapter)

           Nevada                 001-14217                     88-0322261
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(State or other jurisdiction     (Commission                   (IRS Employer
      of incorporation)          File Number)                Identification No.)

600 Century Plaza Drive, Building 140, Houston, Texas            77073-6033
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      (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code     281 821-3200
                                                       ------------

           ----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

On October 20, 2003, ENGlobal Corporation issued a press release, a copy of which is set forth below. In accordance with General Instructions B.2. Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ENGlobal Awarded Instrument Replacement Project; Contract Provides New Jobs for Baton Rouge Office

    HOUSTON--(BUSINESS WIRE)--Oct. 20, 2003--ENGlobal Corporation (AMEX:ENG), a leading provider of engineering services and engineered systems, today reported that its subsidiary, ENGlobal Engineering Inc., has been awarded a contract to provide the engineering and construction support for an instrument replacement project for the ExxonMobil Baton Rouge Refinery. ENGlobal will have full responsibility for the front end engineering, detailed engineering, procurement and construction support for Phase 1 of a multiple-phase project.
    Under the new contract, ENGlobal will immediately begin the front-end engineering of Phase 1 through its Baton Rouge engineering office and staffing levels are expected to peak at over 25 people. Completion of Phase 1 is expected sometime during the second quarter, 2005 with projected revenues of approximately $2 million. All phases, which are expected to be executed over a several year period, represent a potential contract value of over $10 million. With the successful completion of Phase 1, the contract may be amended for each subsequent phase based on performance.
    Mike Burrow, chairman and CEO of ENGlobal, stated, "This project represents a major milestone in our longstanding plan to rebuild our Baton Rouge office to higher levels than before the current downturn in Petrochemicals. A long-term contract, such as this, provides a base load of work which gives management the confidence to move forward with the aggressive execution of its business plan. Due to market conditions, some excellent talent is available in Baton Rouge today. While we have sufficient manpower to perform this work, this contract will allow us to expand our staff, which, in turn, increases our ability to better serve our customers in Baton Rouge. It will also demonstrate the capabilities of our Baton Rouge office to continue ENGlobal's reputation for providing outstanding quality performance on major distributed control systems ("DCS") and instrumentation upgrades."

    About ENGlobal Corporation ("ENGlobal")

    ENGlobal Corporation provides engineering services and engineered systems principally to the petroleum refining, petrochemical, and pipeline and process industries throughout the United States and across the globe. ENGlobal's multi-disciplinary engineering and design staff develops projects from the initial planning stage through detailed design, procurement, and construction management. The Engineered Systems Group develops, manufactures, installs, and services control and instrumentation systems utilized in various energy and processing related industries while its Technologies Division provides services and products that support the advanced automation and environmental technology fields. The Constant Power Division fabricates industrial grade uninterruptible electrical power systems and battery chargers. Further information about the Company and its subsidiaries is available at www.englobal.com.

    Safe Harbor for Forward-Looking Statements

    Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to, the Company's ability to achieve its business strategy while effectively managing costs and expenses. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. Reference is hereby made to cautionary statements set forth in the Company's Form 10-K for the year ended December 31, 2002, Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003, current Forms 8-K, and other SEC filings.

    CONTACT: ENGlobal Corporation, Houston
             Hulda Coskey, 281-821-3200
             Fax: 281-209-2409

                                                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ENGlobal Corporation
Date     October 20, 2003           /s/ Hulda L. Coskey
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                                   Hulda L. Coskey, Chief Governance Officer and
                                   Secretary